UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROFIELD GROUP, INC.

(Exact name of issuer as specified in its charter)

Oregon	93-0935149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 SW Columbia, Suite 480
Portland, Oregon 97201
Telephone: (503) 419-3580
(Address of Principal Executive Offices and Zip Code)

Amended 2004 Stock Incentive Plan
Restated 1995 Stock Incentive Plan
(Full Title of Plan)

Rodney M. Boucher, Chief Executive Officer
MICROFIELD GROUP, INC.
111 SW Columbia, Suite 480
Portland, Oregon 97201
(Name and address of agent for service)

Telephone: (503) 419-3580
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Jeffrey Fessler, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
Phone (212) 930-9700
Fax (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	8,087,577 shares	$0.53 (3)(i)	$4,286,416	$458.65
Common Stock	12,517,423 shares	$0.58 (3)(ii)	$7,260,105	$776.83
Total				1,235.48

1.                                       This registration statement covers shares of our common stock, no par value per share, issuable pursuant to stock options and other equity incentive awards under our Amended 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) and our Restated 1995 Stock Incentive Plan (the “Restated 1995 Plan” and together with the 2004 Stock Incentive Plan, the “Plans”).

2.                                       This registration statement shall also cover an indeterminable number of additional common shares which may become issuable under the Plans by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common shares.

3.                                       The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933 , as amended, based upon: (i) the average exercise price of $0.53 per common share of outstanding options to purchase 8,087,577 common shares that have been issued to date pursuant to our Plans; and (ii) the average of the bid and asked price of our common stock on December 19, 2006, being $0.58 per common share, with respect to the 12,517,423 common shares that have been reserved for issuance pursuant to awards that may be granted under our 2004 Stock Incentive Plan and that are registered pursuant to this registration statement..

Part I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, beginning on Page P-1 through P-29, up to but not including Part II of this Registration Statement, beginning on Page II-1, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2004 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.*

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Rodney M. Boucher, Chief Executive Officer
MICROFIELD GROUP, INC.
111 SW Columbia, Suite 480
Portland, Oregon 97201
(503) 419-3580

*                 Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

__________

I-1

REOFFER PROSPECTUS

MICROFIELD GROUP, INC.

3,650,000 Shares of Common Stock

This reoffer prospectus relates to 3,650,000 shares of our common stock, no par value per share, that may be offered and resold from time to time by certain eligible participants and existing selling shareholders in our Amended 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) identified in this prospectus for their own account. Eligible participants in our 2004 Stock Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling shareholders consist and will consist of those eligible participants who are affiliates of our company (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)). It is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The common shares of common stock will be issued pursuant to awards granted under our 2004 Stock Incentive Plan and will be “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol “MICG.OB” On December 19, 2006, the closing sale price of the common stock was $0.60 per share.

Investing in our common stock involves risks. See “Risk Factors” on page six of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is December 26, 2006

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

Overview

We specialize in the installation of electrical, control, and telecomunications products and services, and in transactions involving integration of consumers of electricity into the wholesale electricity markets. We expanded through acquisitions in 2005 from an energy and related technologies and services business to a business that also provides energy consumers a new source of energy revenues and savings and the means to achieve such benefits. Included in these acquisitions are the capabilities to service high voltage facilities including wind farms and solar energy collection facilities. Two new subsidiaries were integrated with the Christenson Velagio, Inc. (“CVI”) subsidiary this year. These subsidiaries are Christenson Electric, Inc. (“CEI”), acquired in July 2005 and EnergyConnect, Inc. (ECI”), acquired in October 2005. In January 2006, the operations of CVI and CEI were combined and are operating as CEI, Inc. Currently, CEI and ECI are the remaining wholly-owned operating subsidiaries of our company.  Our objective is to leverage our assets and resources and build a viable, profitable, wholesale power transaction, electrical services, and technology infrastructure business.

We have the ability to deliver the following products and services:

•              Electrical and systems engineering and design

•              Controls, lighting, and cabling

•              Building electric service

•              Solar, wind, distributed generation, and substations

•              Information technology networks

•              Telecommunications, computer telephony, and integrated systems

•              Life safety and security systems

•              Redistribution in malls and shopping centers

•              Construction, maintenance, inspection, and upgrades

•              Integrated building controls, wiring, and cabling

•              HVAC,

•              Lighting

•              Life safety systems

•              Telecommunications systems integration and infrastructure

•              Computer telephony integration

•              Digital Video CCTV systems

•              Enterprise security systems

•              Wireless networking solutions

•              Information technology networks

•              Voice / data systems

•              Electrical construction service

•              Buildings and industrial systems

•              Substations

•              Wind farms, solar collectors, and distributed generation

•              Redistribution in malls and shopping centers

•              Software development

•              Commercial building energy data management, data acquisition, and modeling

•              Regional grid data monitoring, data management, and price forecasting

•              Electric consumer transactional interface, wholesale products, and transaction management

•              Settlement systems and related protocols

•              Electric Power Transactions

•              Service electric energy, capacity, and reserve needs of regional electric grids

•              Service wholesale electric markets to improve electric supply and delivery efficiencies

•              Enable buildings and industrial consumers to contribute to these services

CEI has been focused on electrical and technology products and services to customers in the Portland and Eugene, Oregon markets and the southwest Washington State markets. With the recent acquisitions our footprint for coordinating, managing, directing, and/or supervising services to energy consumers is being expanded to include additional regions in the US. CEI also provides electrical design and construction services to utilities, grid operators and electric power generation companies nationally. ECI enables buildings and industrial electric consumers to contribute to the wholesale electric market, provides the transaction technologies and processes to integrate consumers into the wholesale electric market, and uses these capabilities to service regional electric grid operators with energy, capacity, reserves, and related needs. Integrating CEI and ECI combines the breadth of services needed to deliver full service solutions to our customers.

CEI has continuously provided electrical design, engineering, and construction services for more that 50 years. It now services all of the electrical, control, lighting, safety, security, and related systems needed for economic and secure operations of buildings and industrial sites. A substantial portion of CEI business is repeat business under long-standing relationships with it customers. CEI operates a fleet of service trucks that supply the electric related needs of hundreds of customers.

Through its work on alternative energy projects such as wind farms and solar farms, CEI has been at the forefront of the current boom in building the alternative energy distribution infrastructure. CEI will continue its historic businesses including wind farm electrical construction, maintenance and construction of substations, and maintenance and construction of distribution and transmission facilities. CEI also continues to provide services to Bonneville Power Administration and other major utilities under long-standing contractual relationships.

ECI provides wholesale electric market transaction services to regional electric grids. Selected needs of electric grid operators, including energy, capacity, and reserves have been formed into products that can be delivered through ECI systems to the grid. ECI technologies, processes, and services enable buildings and electric consumers to contribute to such wholesale services at levels and with complexities of service never before achieved. It is anticipated ECI transaction services will increase the need for many of the services supplied by CEI before the acquisition.

For the fiscal year ended December 31, 2005, we generated $57,935,035 in revenues and had a net loss of $77,953,193. This loss included charges of $77,419,759 due to impairment of our Company’s goodwill and intangibles, and $503,543 for the revaluation of a warrant liability at December 31, 2005. For the year ended January 1, 2005, we generated $36,466,618 in revenues and had a net loss of $6,181,683. As a result of our history of losses and our experiencing difficulty in generating sufficient cash flow to meet our obligations and sustain our operations, our auditors, in their report dated February 24, 2006, have expressed substantial doubt about our ability to continue as going concern. CEI was acquired on July 20, 2005. Therefore the revenue and net loss numbers above only include revenue and expenses from that entity from July 20, 2005 through December 31, 2005. ECI was acquired on October 13, 2005; therefore the revenue and net income amounts mentioned above only include revenue and expenses of ECI from October 14, 2005 through December 31, 2005.

Our principal offices are located at 111 SW Columbia Ave, Suite 480, Portland, Oregon 97201, and our telephone number is (503) 419-3580. We are an Oregon corporation. We maintain websites at www.microfield.com and www.energyconnectinc.com. The information contained on these websites is not deemed to be a part of this prospectus.

This Offering

Shares of common stock outstanding prior to this offering	75,552,437(1)

Shares of common stock issuable upon exercise of outstanding options which may beoffered pursuant to this prospectus	3,650,000

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus. We will receive proceeds to the extent that currently outstanding options are exercised for cash. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 6.

Over-The Counter Bulletin Board Stock Exchange Symbol	MICG.OB

(1) As of November 30, 2006. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We Have a History Of Losses Which May Continue and Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

 We incurred an operating loss of $4,273,000 for the nine months ended September 30, 2006 and net losses of $77,953,193 and $6,181,683 for the years ended December 31, 2005 and January 1, 2005, respectively. The loss for the nine months ended September 30, 2006 includes expenses of $1,649,000 due to non-cash charges for stock based compensation and amortization of intangible assets. Of the loss amount in 2005, $77,420,000 was due to a non-cash write-off of impaired goodwill from the ECI transaction, and other intangible asset, non-cash impairment charges. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Experience Continuing Losses and Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We may require additional funds to sustain and expand our research and development activities. Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated February 24, 2006, our independent registered public accounting firm stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our incurring net losses of $77,953,193 and $6,181,683, for the years ended December 31, 2005 and January 1, 2005, respectively. With the funds obtained in the June 30, 2006 private placement, our ability to continue as a going concern was greatly enhanced. Our continued viability is subject to our ability to generate profits  to sustain the operating cash flow needs for future periods.  Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The electrical products and services industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

The Failure To Manage Our Growth In Operations And Acquisitions Of New Product Lines And New Businesses Could Have A Material Adverse Effect On Us.

The expected growth of our operations (as to which no representation can be made) will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

•              operations and financial systems;

•              procedures and controls; and

•              training and management of our employees.

Our future growth may be attributable to acquisitions of new product lines and new businesses. We expect that future acquisitions, if successfully consummated, will create increased working capital requirements, which will likely precede by several months any material contribution of an acquisition to our net income.

Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

Although we currently only have operations within the United States, if we were to acquire an international operation; we will face additional risks, including:

•       Difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;

•       Different or conflicting regulatory or legal requirements;

•       Foreign currency fluctuations; and

•       Diversion of significant time and attention of our management.

Potential future acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.

Since September 2004, we have acquired three companies and we intend to further expand our operations through targeted, strategic acquisitions over time. This may require significant management time and financial resources because we may need to integrate widely dispersed operations with distinct corporate cultures. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

Goodwill Recorded On Our Balance Sheet May Become Impaired, Which Could Have A Material Adverse Effect On Our Operating Results.

As a result of each of the acquisitions we have been a party to, we have recorded a significant amount of goodwill. As required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets,” we annually evaluate the potential impairment of goodwill that was recorded at each acquisition date. Circumstances could change which would give rise to an impairment of the value of that recorded goodwill. This potential impairment would be charged as an expense to the statement of operations which could have a material adverse effect on our operating results. For the twelve months ended December 31, 2005, we wrote off, approximately $77 million of goodwill due to impairment testing of this asset.  No goodwill or intangible asset value was written off in the nine months ended September 30, 2006.

If We Are Unable to Retain the Services of Messrs. Boucher and Walter, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Rodney M. Boucher, our Chief Executive Officer and Mr. A. Mark Walter, our President. We do not have employment agreements with Messrs. Boucher or Walter. Loss of the services of Messrs. Boucher or Walter could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Boucher or Walter. We are not aware of any named executive officer or director who has plans to leave us or retire. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our success is dependent on the growth in energy management and curtailment programs, and the continued need for electrical construction and technology services, and to the extent that such growth slows and the need for services curtail , our business may be harmed.

The construction services industry has experienced a drop in demand since 2000 both in the United States and internationally. Recently, however, that trend has reversed in response to a turnaround in the capital markets, renewed growth in the construction industry, passage of favorable energy tax legislation by Congress, and a vibrant real estate market. It is difficult to predict whether these changes will result in continued economic improvement in the industries which our company serves. If the rate of growth should slow down, or end users reduce their capital investments in construction related products, our operating results may decline which could cause a decline in our profits.

Our quarterly results fluctuate and may cause our stock price to decline.

Our quarterly operating results have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period to period comparisons of our results of operations are not a good indication of our future performance. A number of factors, many of which are outside of our control, are likely to cause these fluctuations.

The factors outside of our control include:

•              Construction and energy market conditions and economic conditions generally;

•              Timing and volume of customers’ specialty construction projects;

•              The timing and size of construction projects by end users;

•              Fluctuations in demand for our services;

•              Changes in our mix of customers’ projects and business activities;

•              The length of sales cycles;

•              While opportunities for transactional revenue is higher in cold weather months adverse weather conditions, particularly during the winter season, could effect our ability to render services in certain regions of the United States;

•              The ability of certain customers to sustain capital resources to pay their trade accounts receivable balances;

•              Reductions in the prices of services offered by our competitors; and

•              Costs of integrating technologies or businesses that we add.

The factors substantially within our control include:

•              Changes in the actual and estimated costs and time to complete fixed-price, time-certain projects that may result in revenue adjustments for contracts where revenue is recognized under the percentage of completion method;

•              The timing of expansion into new markets;

•              Costs incurred to support internal growth and acquisitions;

•              Fluctuations in operating results caused by acquisitions; and

•              The timing and payments associated with possible acquisitions.

Because our operating results may vary significantly from quarter to quarter, our operating results may not meet the expectations of securities analysts and investors, and our common stock could decline significantly which may expose us to risks of securities litigation, impair our ability to attract and retain qualified individuals using equity incentives and make it more difficult to complete acquisitions using equity as consideration.

Failure to keep pace with the latest technological changes could result in decreased revenues.

The market for our services is partially characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a significant portion of our revenues from technology based products. As a result, our success will depend, in part, on our ability to develop and market product and service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing client preferences.

Failure to properly manage projects may result in costs or claims.

Our engagements often involve large scale, highly complex projects utilizing leading technology. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, error, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the project will achieve certain performance standards. As a result, we often have to make judgments concerning time and labor costs. If the project experiences a problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we miscalculate the resources or time we need to complete a project with capped or fixed fees, our operating results could seriously decline.

During the ordinary course of our business, we may become subject to lawsuits or indemnity claims, which could materially and adversely affect our business and results of operations.

We have in the past been, and may in the future be, named as a defendant in lawsuits, claims and other legal proceedings during the ordinary course of our business. These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination, breach of contract, property damage, punitive damages, civil penalties or other losses, consequential damages or injunctive or declaratory relief. In addition, pursuant to our service arrangements, we generally indemnify our customers for claims related to the services we provide thereunder. Furthermore, our services are integral to the operation and performance of the electric distribution and transmission infrastructure. As a result, we may become subject to lawsuits or claims for any failure of the systems that we work on, even if our services are not the cause for such failures. In addition, we may incur civil and criminal liabilities to the extent that our services contributed to any property damage or blackout. With respect to such lawsuits, claims, proceedings and indemnities, we have and will accrue reserves in accordance with generally accepted accounting principles. In the event that such actions or indemnities are ultimately resolved unfavorably at amounts exceeding our accrued reserves, or at material amounts, the outcome could materially and adversely affect our reputation, business and results of operations. In addition, payments of significant amounts, even if reserved, could adversely affect our liquidity position.

Our failure to comply with, or the imposition of liability under, environmental laws and regulations could result in significant costs.

Our facilities and operations, including fueling and truck maintenance, repair, washing and final-stage construction, are subject to various environmental laws and regulations relating principally to the use, storage and disposal of solid and hazardous wastes and the discharge of pollutants into the air, water and land. Violations of these requirements, or of any permits required for our operations, could result in significant fines or penalties. We are also subject to laws and regulations that can impose liability, sometimes without regard to fault, for investigating or cleaning up contamination, as well as for damages to property or natural resources and for personal injury arising out of such contamination. Such liabilities may also be joint and several, meaning that we could be held responsible for more than our share of the liability involved, or even the entire amount. The presence of environmental contamination could also adversely affect our ongoing operations. In addition, we perform work in wetlands and other environmentally sensitive areas, as well as in different types of underground environments. In the event we fail to obtain or comply with any permits required for such activities, or such activities cause any environmental damage, we could incur significant liability. We have incurred costs in connection with environmental compliance, remediation and/or monitoring, and we anticipate that we will continue to do so. Discovery of additional contamination for which we are responsible, the enactment of new laws and regulations, or changes in how existing requirements are enforced, could require us to incur additional costs for compliance or subject us to unexpected liabilities.

The electric infrastructure servicing business is subject to seasonal variations, which may cause our operating results to vary significantly from period to period and could cause the market price of our stock to fall.

Due to the fact that a significant portion of our business is performed outdoors, our results of operations are subject to seasonal variations. These seasonal variations affect our core activities of maintaining, upgrading and extending electrical distribution powerlines and not only our storm restoration services. Generally, during the winter months, demand for new work and maintenance services may be lower due to reduced construction activity during inclement weather, while demand for electrical service and repairs may be higher due to damage caused by such weather conditions. Additionally, more energy management transactional revenues are produced in peak energy usage months during the winter and summer. Seasonal variations will cause fluctuations in our revenues during the year. As a result, operating results may vary significantly from period to period. If our operating results fall below the public’s or analysts’ expectations in some future period or periods, the market price of our common stock will likely fall in such period or periods.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our electric services business is labor intensive, requiring large numbers of electricians, installers and other personnel. Subject to seasonality, approximately 85-95% of our workforce is unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct our business. If we are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Any of these events would be disruptive to our operations and could harm our business.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of any potential international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure you that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Intellectual Property Litigation Could Harm Our Business.

Litigation regarding patents and other intellectual property rights is extensive in the technology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. We are currently not aware of any intellectual property rights that are being infringed nor have we received notice from a third party that we may be infringing on any of their patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The technology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors’ issued patents or our pending applications or our licensors’ pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risks Relating to Our Common Stock

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Prior to May 2001 and new management, we were delinquent in our reporting requirements, having failed to file our quarterly and annual reports for the years ended 1998 — 2000 (except the quarterly reports for the first two quarters of 1999). We have also been delinquent in filing recent quarterly and annual reports, the last being our 10-KSB for the year 2004. There can be no assurance that in the future we will always be current in our reporting requirements.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•       that a broker or dealer approve a person’s account for transactions in penny stocks; and

•              the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•              obtain financial information and investment experience objectives of the person; and

•              make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•              sets forth the basis on which the broker or dealer made the suitability determination; and

•              that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. All of the 3,650,000 common shares which may be offered pursuant to this reoffer prospectus underlie stock options granted under our 2004 Stock Incentive Plan. All proceeds, if any, from the exercise of these future options will be added to our working capital.

The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the “Selling Shareholders”) are offering all of the 3,650,000 shares offered through this prospectus. The common shares are comprised of 3,650,000 shares that may be sold pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2004 Stock Incentive Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the 2004 Stock Incentive Plan to any Eligible Participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of November 30, 2006, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.               the number of common shares owned by each selling shareholder prior to this offering;

2.     the total number of common shares that are to be offered by each selling shareholder;

3.               the total number of common shares that will be owned by each selling shareholder upon completion of the offering;

4.               the percentage owned by each selling shareholder; and

5.               the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of November 30, 2006. The “Number of Shares Being Offered” includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our 2004 Stock Incentive Plan. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially Owned Prior To This Offering (1)			Number of Shares Being	Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Shareholder	Number		Percent (2)	Offered	Number	Percent (2)

William McCormick	2,226,722	(3)	2.9%	2,250,000	389,236	*
Mark Walter	483,333	(4)	*	1,200,000	166,666	*
Mike Stansell	127,100	(5)	*	50,000	77,100	*
Randy Reed	100,000	(6)	*	100,000	0	*
Gary D. Conley	50,000	(7)	*	50,000	0	*

Totals:	2,987,155			3,650,000	633,002	*

*                    less then 1%.

**             The address for the above listed officers and directors is c/o Microfield Group, Inc., 111 SW Columbia, Suite 400, Portland, OR 97201.

1.                  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on November 30, 2006.

2.                  Applicable percentage of ownership is based on 75,552,437 common shares outstanding as of November 30, 2006.

3.                  Includes 263,158 common equivalent preferred shares outstanding as of November 30, 2006 and 1,837,486 warrants and options convertible into common stock within 60 days after November 30, 2006.

4.                  Includes 483,333 options convertible into common stock within 60 days after November 30, 2006.

5.                  Includes 50,000 options convertible into common stock within 60 days after November 30, 2006.

6.                  Includes 100,000 options convertible into common stock within 60 days after November 30, 2006.

7.                  Includes 50,000 options convertible into common stock within 60 days after November 30, 2006.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.               the market price prevailing at the time of sale;

2.               a price related to such prevailing market price; or

3.               such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.               a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.               purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.               ordinary brokerage transactions in which the broker solicits purchasers;

4.               through options, swaps or derivatives;

5.               in transactions to cover short sales;

6.               privately negotiated transactions; or

7.               in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.               may not engage in any stabilization activities in connection with our common stock;

2.               may not cover short sales by purchasing shares while the distribution is taking place; and

3.               may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

Dunn Carney Allen Higgin & Tongue LLP of Portland, Oregon will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2005 and January 1, 2005 and for the years then ended.

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended January 3, 2004 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus.  Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•                                          Reference is made to the Registrant’s annual report on Form 10-KSB for the period ending December 31, 2005, as filed with the SEC on April 6, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s annual report on Form 10-KSB/A for the period ending December 31, 2005, as filed with the SEC on June 1, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending April 1, 2006, as filed with the SEC on May 16, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q/A for the period ending April 1, 2006, as filed with the SEC on June 1, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending July 1, 2006, as filed with the SEC on August 11, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q/A for the period ending July 1, 2006, as filed with the SEC on August 18, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending September 30, 2006 as filed with the SEC on November 20, 2006, which is hereby incorporated by reference.

•                                          Reference is made to Registrant’s Current Report filed on Form 8-K filed with the SEC on July 7, 2006, which is hereby incorporated by reference.

•                                          Reference is made to Registrant’s Current Report filed on Form 8-K filed with the SEC on November 9, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the report of Independent Registered Public Accounting Firm for the year ended January 3, 2004 and the related financial statements and notes thereto on Form S-1/A, filed with the Commission on September 26, 2006.

•                                          Reference is made to the description of the Registrant’s common stock as contained on page 54 of its Registration Statement on Form S-1/A, filed with the Commission on September 26, 2006, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents.  Written or oral requests for such copies should be directed to Rodney M. Boucher.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Oregon law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC.  Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.  We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees.  You can call the SEC at 1-800-732-0330 for further information about the public reference room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.  No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

MICROFIELD GROUP, INC.

3,650,000 shares of Common Stock to be Offered and Sold by Selling Stockholders

December 26, 2006

PROSPECTUS

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Microfield Group, Inc. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Microfield Group, Inc. or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

•                                          Reference is made to the Registrant’s annual report on Form 10-KSB for the period ending December 31, 2005, as filed with the SEC on April 6, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s annual report on Form 10-KSB/A for the period ending December 31, 2005, as filed with the SEC on June 1, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending April 1, 2006, as filed with the SEC on May 16, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q/A for the period ending April 1, 2006, as filed with the SEC on June 1, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q for the period ending July 1, 2006, as filed with the SEC on August 11, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the Registrant’s quarterly report on Form 10-Q/A for the period ending July 1, 2006, as filed with the SEC on August 18, 2006, which is hereby incorporated by reference.

•                                          Reference is made to Registrant’s quarterly report filed on Form 10-Q filed with the SEC on November 20, 2006, which is hereby incorporated by reference

•                                          Reference is made to Registrant’s Current Report filed on Form 8-K filed with the SEC on July 7, 2006, which is hereby incorporated by reference.

•                                          Reference is made to Registrant’s Current Report filed on Form 8-K filed with the SEC on November 9, 2006, which is hereby incorporated by reference.

•                                          Reference is made to the report of Independent Registered Public Accounting Firm for the year ended January 3, 2004 and the related financial statements and notes thereto on Form S-1/A, filed with the Commission on September 26, 2006.

•                                          Reference is made to the description of the Registrant’s common stock as contained on page 54 of its Registration Statement on Form S-1/A, filed with the Commission on September 26, 2006, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant, nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6.    Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Oregon law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

EXHIBIT
NUMBER	EXHIBIT

4.1	Amended 2004 Stock Incentive Plan

4.2	Restated 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 of the Company’s Form 10-QSB for the quarterly period ended July 3, 1999).

5.1	Opinion of Dunn Carney Allen Higgin & Tongue LLP.

23.1	Consent of Dunn Carney Allen Higgin & Tongue LLP (contained in Exhibit 5.1).

23.2	Consent of Russell Bedford Stefanou Mirchandani LLP.

23.3	Consent of PricewaterhouseCoopers LLP

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 26, 2006.

MICROFIELD GROUP, INC.

By:	/s/ Rodney M. Boucher
Rodney M. Boucher,
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Randall R. Reed
Randall R. Reed,
Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Rodney M. Boucher	Chief Executive Officer and Director (Principal	December 26, 2006
Rodney M. Boucher	Executive Officer)

/s/ A. Mark Walter	President and Director	December 26, 2006
A. Mark Walter

/s/ Randall R. Reed	Chief Financial Officer (Principal Financial	December 26, 2006
Randall R. Reed	and Accounting Officer)

/s/ Gary D. Conley	Director	December 26, 2006
Gary D. Conley

/s/ Gene Ameduri	Director	December 26, 2006
Gene Ameduri

/s/ William C. McCormick	Director	December 26, 2006
William C. McCormick

/s/ Michael W. Stansell	Director	December 26, 2006
Michael W. Stansell